UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Shimmick Corporation

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April 25, 2025

Dear Fellow Stockholders:

On behalf of the Board of Directors (the "Board") of Shimmick Corporation ("Shimmick"), I would like to express our appreciation for your interest in our company. It is my pleasure to invite you to Shimmick's Annual Meeting of Stockholders (the "Annual Meeting"), to be held virtually on Wednesday, June 4, 2025, at 11:00 a.m., Eastern Time.

Fiscal Year 2024 was a transformational year for Shimmick. We reported $480 million in revenue, including $356 million from Shimmick Projects, and ended the year with a backlog of over $822 million. Thanks to our 2024 Transformation Plan, we entered 2025 with $100 million in liquidity, a stronger balance sheet, and a lower-risk portfolio.

We continue to be focused on executing our strategy to drive long-term growth. This strategy includes expanding our pipeline of water and critical infrastructure projects, improving project execution and profitability, and continuing to invest in our people—the foundation of everything we do. In just the last few months, we’ve made meaningful progress across these priorities. With a portfolio aligned to high-demand sectors, we stand ready to deliver on our 2025 objectives with confidence and a strong plan for sustained value creation.

The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how the Board operates and provides compensation and other information about the management team and Board.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I strongly encourage you to vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail or the section entitled “How do I vote?” on page 5 of the Proxy Statement. If you received a paper copy of the Proxy Statement, please use your enclosed proxy card to vote.

On behalf of the Board and the officers and employees of Shimmick Corporation, I would like to take this opportunity to thank you for your continued support of our company. We look forward to seeing you at the meeting.

Sincerely,

Mitchell B. Goldsteen Executive Chairman

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TABLE OF CONTENTS

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Shimmick Corporation

530 Technology Drive

Suite 300

Irvine, CA 92618

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NOTICE OF 2025 ANNUAL MEETING

OF STOCKHOLDERS

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Date and Time: Wednesday, June 4, 2025 at 11:00 a.m., Eastern Time

Location: Virtually at the following URL: www.virtualshareholdermeeting.com/SHIM2025

Record Date: Tuesday, April 22, 2025

Business To Be Conducted:

1.
Elect the six nominees named in the accompanying Proxy Statement as directors for terms expiring at the 2026 Annual Meeting of Stockholders.
2.
Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2026 ("Fiscal 2025").
3.
Transact such other business as may properly come before the 2025 Annual Meeting of Stockholders or any reconvened or rescheduled meeting following any adjournment or postponement thereof.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote your shares "FOR" the election of each of the director nominees named in the Proxy Statement and "FOR" the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal 2025.

The Board has fixed the close of business on April 22, 2025 as the record date for determining the stockholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by stockholders for any purpose germane to the meeting during ordinary business hours at our corporate office during the ten days prior to the meeting.

Your vote is important. For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials mailed on or about April 25, 2025 or the section entitled “How do I vote?” on page 5 of the Proxy Statement. If you received a paper copy of the Proxy Statement, please use your enclosed proxy card to vote.

By order of the Board of Directors,

/s/ Mitchell B. Goldsteen
Mitchell B. Goldsteen Executive Chairman April 25, 2025

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PROXY STATEMENT

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Proxy Statement for Annual Meeting of Stockholders to be held on June 4, 2025

You are receiving this proxy statement because you own shares of common stock of Shimmick Corporation (“Shimmick,” “the Company,” “we,” “our” and “us”) that entitle you to vote at the 2025 Annual Meeting of stockholders (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting proxies from stockholders who wish to vote at the Annual Meeting. By use of a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Date, Time and Location of the Annual Meeting of Stockholders

We will hold the Annual Meeting on Wednesday, June 4, 2025, at 11:00 a.m., Eastern time, at the following URL: www.virtualshareholdermeeting.com/SHIM2025

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QUESTIONS AND ANSWERS ABOUT VOTING AT

THE 2025 ANNUAL MEETING AND RELATED MATTERS

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What is the date, time and place of the annual meeting?

Shimmick Corporation’s 2025 Annual Stockholders’ Meeting will be held on Wednesday, June 4, 2025 at 11:00 a.m., Eastern time. The meeting will be held virtually at the following URL:

•
www.virtualshareholdermeeting.com/SHIM2025

What is the purpose of the annual meeting?

At the annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of

1.
election of the six nominees named in this Proxy Statement as directors for terms expiring at the 2026 Annual Meeting of Stockholders;
2.
ratification of the selection of Deloitte & Touche LLP ("Deloitte") as the Company’s independent registered public accounting firm for Fiscal 2025; and
3.
any other matters that properly come before the meeting.

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on April 22, 2025, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 34,370,871 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What are the voting rights of the holders of our common stock?

Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum and why is a quorum required?

A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of common stock as of the record date, present in person or represented by proxy and entitled to vote, will constitute a quorum. Proxies received but marked as abstentions, if any, proxies returned without making any selections, if any, and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will reconvene the Annual Meeting at a later date.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with Shimmick’s transfer agent, Equiniti Trust Company, you are considered the “stockholder of record” with respect to those shares.

If your shares are held by a brokerage firm, bank, trustee or nominee, you are considered the “beneficial owner” of shares held in street name. Notice of Internet Availability of Proxy Materials (“Notice”) has been forwarded to you by your nominee who is considered the “stockholder of record” with respect to those shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following its instructions for voting.

How do I vote?

To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting information form, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.

	IF YOU ARE A STOCKHOLDER OF RECORD (1)	IF YOU ARE A BENEFICIAL OWNER
By Internet (1)	www.proxyvote.com	www.proxyvote.com
By Telephone (1)	1-800-690-6903	1-800-690-6903
By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available

(1)
Detailed instructions for Internet and telephone voting are set forth on the Notice, which contains instructions on how to access our Proxy Statement and annual report on Form 10-K for the fiscal year ended January 3, 2025 (the "Annual Report") online. Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to give their voting instructions and confirm that stockholders’ instructions have been recorded properly. Stockholders voting by Internet or telephone should understand that, while neither we nor Broadridge Financial Solutions, Inc. (“Broadridge”) charge any fees for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

What am I being asked to vote on?

At the Annual Meeting you will be asked to vote on the following two proposals.

Proposal	Board Recommendation
1.
To elect six directors for a one-year term expiring at the 2026 Annual Meeting of Stockholders or until his successor is elected and qualified.
2.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal 2025.
FOR EACH NOMINEE NAMED IN THE PROXY STATEMENT FOR
We will also consider such other business that properly comes before the Annual Meeting in accordance with the Bylaws of the Company (the “Bylaws”).

What vote is required to approve each item?

Proposal	Stockholder Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
(1) Election of Directors (2) Ratification of the selection of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2025	Majority of votes cast Majority of votes cast	No effect No effect	No effect There will be no broker non-votes

The inspector of election for the Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. Other than Proposal 2, none of the proposals described in this Proxy Statement are related to “routine” matters. As a result, a broker will not be able to vote your shares with respect to Proposal 1 absent your voting instructions.

Pursuant to our Corporate Governance Guidelines, any nominee in an election who fails to receive the required vote for re-election must tender such director’s irrevocable offer of resignation for consideration by the Nominating and Corporate Governance Committee (the “Governance Committee”) who will recommend to the Board the action to be taken.

What if I sign and return my proxy without making any selections?

If you sign and return your proxy without making any selections, your shares will be voted “FOR” each of the six director nominees in Proposal 1 and “FOR” Proposal 2. If other matters properly come before the meeting, Messrs. Ural Yal and John P. Carpenter will have the authority to vote on those matters for you at their discretion. As of the date of this Proxy Statement, we are not aware of other business to be acted upon at the Annual Meeting other than as disclosed in this Proxy Statement

What if I abstain from voting on a proposal?

If you sign and return your proxy marked “ABSTAIN” on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the Annual Meeting, by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares of Shimmick in more than one account. To ensure that all your shares are voted, sign and return each proxy card.

Alternatively, if you vote by telephone or on the Internet, you will need to vote once for each proxy card you receive.

Where can I find voting results of the Annual Meeting?

We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Annual Meeting.

Who will count and certify the votes?

Representatives of Broadridge and our Corporate Secretary will count the votes and certify the election results.

Who pays for costs relating to the proxy materials and annual meeting of stockholders?

The costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. We have engaged Broadridge to assist us in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting for an estimated cost of $12,000, plus expenses. Our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may also request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

Who should I call with other questions?

If you have additional questions about this Proxy Statement or the meeting or would like additional copies of this Proxy Statement or our Annual Report, please contact: Shimmick Corporation, 530 Technology Drive, Suite 300, Irvine, CA 92618, Attention: Investor Relations, Telephone: (949) 704-2350.

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proposal 1 - election of directors

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Under our Bylaws, directors are elected for a one-year term expiring at the next annual meeting of stockholders or until his or her successor is elected and qualified. Upon the recommendation of the Governance Committee, our Board has nominated the following six current directors for re-election at the Annual Meeting: Mitchell B. Goldsteen, Steven E. Richards, Geoffrey E. Heekin, Joseph A. Del Guercio, Peter Kravitz and Ural Yal (collectively, the “Director Nominees”). The Board has nominated each of these persons to serve as a director for a one-year term that will expire at the 2026 Annual Meeting of Stockholders or until his successor is elected and qualified, and each has consented to serve if elected. The terms of Carolyn L. Trabuco and J. Brendan Herron will expire at the Annual Meeting.

The Board would like to take this opportunity to express its sincere gratitude to Ms. Trabuco and Mr. Herron for their valuable contributions to the Company, particularly during our pivotal first year as a publicly traded company. Their expertise, dedication, and guidance have been instrumental in establishing our corporate governance framework and helping us successfully navigate the transition to a public company. We appreciate their service and wish them continued success in their future endeavors. Effective immediately following the Annual Meeting, the size of the Board will be reduced to six members. In addition, Mr. Kravitz will serve as the independent lead director (the Lead Director") and as chair of the CHC Committee chair, Mr. Del Guercio will serve as the Audit Committee chair and as a member of the Governance Committee and Mr. Heekin will join the Audit Committee.

We believe that each of our nominated directors possesses the experience, skills and qualities to fully perform his duties as a director and contribute to our success. Our directors were nominated because the Board believes each possesses the highest standards of personal integrity and interpersonal and communication skills, is highly accomplished in his field, has an understanding of the interests and issues that are important to our stockholders and is able to dedicate sufficient time to fulfilling his obligations as a director. Our directors as a group complement each other and each other’s respective experiences, skills and qualities.

Each director’s principal occupation and other pertinent information about the particular experiences, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director appears as follows.

Mitchell B. Goldsteen

Age: 51

Director since 2021

Committees: None

Mr. Goldsteen has served as a director of Shimmick since January 2021. He was elected as Chairman in January 2023 and as Executive Chairman in November 2023. Since May 2014, Mr. Goldsteen has served as a Director of MariTrace Ltd, a UK based software company that provides data on commodities, supply chain, and vessels to a wide base of customer types. From February 2017 through June 2021, Mr. Goldsteen served as Manager of Oroco FMG. Mr. Goldsteen began his career at Alex, Brown & Sons and thereafter worked at The Carlyle Group, Credit Suisse First Boston and Merrill Lynch. Mr. Goldsteen received a BBA from the University of Wisconsin Madison. We believe Mr. Goldsteen is well qualified to continue to serve on our Board based on his extensive company strategy and oversight expertise, as well as his significant professional and leadership experience.

Steven E. Richards

Age: 65

Director since 2023

Committees: None

Mr. Richards served as Chief Executive Officer from September 2021 to December 2024 and is currently a director for the Company. Mr. Richards has also served as the President of Shimmick from March 2020 to December 2024. From August 2017 to March 2020, Mr. Richards was Executive Vice President, Civil Construction at AECOM, where he was responsible for domestic and international construction operations. From January 2014 to August 2017, Mr. Richards served as Senior Vice President, Operations Civil Construction & Mining Group at AECOM, where he oversaw civil construction and mining operations. Prior to that, Mr. Richards held senior managerial positions at URS Corporation, an AECOM company from December 2008 to December 2013. Mr. Richards began his career with Morrison Knudsen, a Shimmick legacy company, where he was employed in various positions for over 20 years, including Project Director on numerous field assignments in the industrial buildings and civil infrastructure markets. Mr. Richards received his Bachelor of Science degree in Civil Engineering from the University of Idaho and completed M.B.A. studies at the University of Denver. We believe Mr. Richards is well qualified to continue to serve on our Board based on his significant professional and leadership experience in the infrastructure solutions industry.

Geoffrey E. Heekin

Age: 60

Director since 2023

Committees: Governance (Chair), CHC, Audit*, Special

Mr. Heekin is currently a director for the Company. Mr. Heekin has served as President of Global Construction and Infrastructure at Aon PLC (NYSE: AON) from 2012 until his retirement in 2019. In this position, he had primary stewardship of Aon's largest industry vertical, representing over $500 million in annual revenue and over 1,000 colleagues. He also served as President of Aon Infrastructure Solutions during the same period. From 1997 to 2012, Mr. Heekin was the National Surety Practice Leader for Commercial and Construction at Aon. He was previously Executive Vice President at Near North Insurance Brokerage from 1991 to 1997, as well as Surety Manager of the Chubb Group from 1987 to 1991. Mr. Heekin received his bachelor's degree in political science with a minor in mass communications from DePauw University. We believe Mr. Heekin's significant professional and leadership experience in construction risk, surety and insurance makes him well qualified to continue to serve on our Board.

Joseph A. Del Guercio

Age: 53

Director since 2023

Committees: Audit (Chair)*, CHC, Governance, Special

Mr. Del Guercio is currently a director for the Company. Mr. Del Guercio, is the President and CEO of Clark Enterprises, Inc., positions he has held since January 2023. Mr. Del Guercio also serves as the President and CEO of the A. James & Alice Clark Foundation, a private philanthropy organization, and has served in these roles since January 2016. Mr. Del Guercio additionally serves as the Managing Director of CNF Investments, LLC, the alternative investment group of Clark Enterprises, and has served in this position since November 2004. With nearly two decades of experience in this role, Mr. Del Guercio brings experience leading finance and strategy to the Company and has experience in M&A and investing. From 2002 to 2004, Mr. Del Guercio was a director with LPL Financial Services, a Boston- and San Diego-based independent broker dealer, with responsibility for strategic planning, new product development and acquisitions. Prior to joining LPL, Mr. Del Guercio was an investment banker with Robertson Stephens and Goldman Sachs, where he focused on mergers and acquisitions, private and public equity financing and restructurings. We believe Mr. Del Guercio is well qualified to continue to serve on our Board based on his extensive financial markets and mergers and acquisitions experience.

Peter Kravitz

Age: 55

Director since 2024

Lead Director*

Committees: CHC (Chair*), Governance, Audit, Special

Mr. Kravitz is currently a director for the Company. Mr. Kravitz is a founding principal of Province, LLC, a leading national advisory firm and has extensive experience in corporate transformations. Prior to founding Province, LLC in 2011, Mr. Kravitz served as president and a board member of Gibraltar Insurance Co., and also serve as Vice President of Business Affairs and General Counsel of an automotive retailer. Mr. Kravitz began his career in private practice at an international law firm. Kravitz previously served on the board of directors of Boardriders from June 2020 to August 2023 and PetSmart from May 2018 to November 2019. He also served on the board of directors of Cisco Equipment and Island Air. Additionally, as a restructuring advisor, Mr. Kravitz has served on the board of directors of the following private companies as an independent director through a formal bankruptcy proceeding: Sable Permian, Performance Powersports Group, Mesquite Energy, RDIO, Martifer Solar, Medley Management and The Elephant Bar. Mr. Kravitz earned his bachelor's degree from Lehigh University and his juris doctor degree from Rutgers Law School. We believe Mr. Kravitz is well qualified to continue to serve on our Board based on his extensive corporate transformations experience.

Ural Yal

Age: 48

Director since 2024

Committees: None

Mr. Yal has served as Chief Executive Officer since December 2024 and is currently a director for the Company. Mr. Yal brings over 26 years of experience in water and critical infrastructure construction. Starting in 2017, he served in various senior roles at Flatiron Construction, where he led teams and business units that won and executed large and complex water and heavy civil infrastructure projects. Most recently as an Executive Vice President, he oversaw the Flatiron Construction’s growth into new markets and expansion into projects delivered through risk balanced, collaborative project delivery methods. Earlier in his career he served in progressive operating and leadership roles from Field Engineer to Area Manager, gaining a strong understanding of the industry from the ground up, with a focus in the California market. Throughout his career, Mr. Yal has adopted a client focused approach to engineering and construction while achieving successful financial outcomes and consistent and sustainable growth. Mr. Yal has an undergraduate degree in Civil engineering from Istanbul Technical University and an MBA from California State University, Dominguez Hills. Additionally, he is also a California licensed civil engineer. We believe Mr. Yal is well qualified to continue to serve on our Board based on his significant professional and leadership experience in the infrastructure solutions industry.

*Effective immediately following the Annual Meeting

Required Vote

Election of the six nominees named in this Proxy Statement as directors for terms expiring at the 2026 Annual Meeting of Stockholders requires the affirmative vote of the holders of a majority of the votes cast, either in person or by proxy, at the Annual Meeting. Pursuant to our Corporate Governance Guidelines, any nominee in an election who fails to receive the required vote for re-election must tender such director’s irrevocable offer of resignation for consideration by the Governance Committee who will recommend to the Board the action to be taken.

Recommendation of the Board of Directors The Board recommends a vote “FOR” each of the Director Nominees.

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Corporate governance

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The Board is committed to strong corporate governance. We believe strong corporate governance promotes the long-term interests of stockholders, strengthens board and management accountability and helps build public trust in our Company. The Board and its committees have adopted policies and processes that foster effective board oversight of critical matters such as strategy, risk management, including cybersecurity, financial and other controls, human capital and sustainability considerations, compliance and management succession planning. The Board reviews our major governance documents, policies and processes regularly in the context of current corporate governance trends, regulatory changes and recognized best practices, taking into consideration the perspectives of our stockholders. Through our website, www.shimmick.com, our stockholders have access to key corporate governance documents such as our Corporate Governance Guidelines, Business Code of Conduct and Ethics and charters of each committee of the Board.

The following sections provide an overview of our corporate governance structure, policies and processes, including key aspects of the Board operations.

Board Structure and Composition

Our business and affairs are managed under the direction of our Board, which currently consists of eight members. Effective immediately following the Annual Meeting, the size of the Board will be reduced to six members. Our Board is not classified, and each of our directors are subject to re-election annually.

The roles of Executive Chairman of the Board and Chief Executive Officer are separate. Our independent directors will meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board. Mr. Goldsteen, our Executive Chairman presides at all meetings of the Board and of the stockholders. Our Corporate Governance Guidelines also provide that, when the position of Executive Chairman is not held by an independent director, an independent Lead Director will be appointed by the independent members of the Board. Effective upon the conclusion of the Annual Meeting, Mr. Kravitz will serve as Lead Director. As Lead Director, Mr. Kravitz will serve as the liaison between the Executive Chairman and the independent directors. The Board believes that its current leadership structure is appropriate for the Company because it separates the leadership of the Board from the day-to-day leadership of the Company. The Board also believes that separating the position of Executive Chairman from Chief Executive Officer better positions the Board to evaluate the performance of management and enables the Executive Chairman to provide guidance to the Chief Executive Officer.

Director Independence

The rules of Nasdaq require that a majority of our Board be independent within one year of the date of our initial public offering. An “independent director” is defined generally as a person who, in the opinion of the Board, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Ms. Trabuco, Mr. Heekin, Mr. Del Guercio, Mr. Herron and Mr. Kravitz qualify as “independent directors,” as defined under the rules of Nasdaq. As required by Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Director Candidates

The Governance Committee considers possible director nominee candidates from many sources, including management and stockholders. Detailed information regarding the procedures that our stockholders must follow to submit recommendations of director nominees, as well as the policies that the Board must follow to review such recommendations, can be found in Section 2.03 of Article II of our Bylaws.

The Governance Committee evaluates the suitability of potential candidates nominated by stockholders in the same manner as other candidates recommended to the Governance Committee. In identifying individuals to nominate for election to our Board, the Governance Committee, to the extent deemed relevant by the Governance Committee in its sole discretion, seeks candidates that, among other things, have:

•
proven strength of integrity and character, sound, independent judgment, a track record of accomplishment in leadership roles and significant professional and corporate expertise, skills and experience;
•
demonstrated notable or significant achievements in business, education or public service;
•
possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•
the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

Prior to the nomination of a director for re-election, the Governance Committee reviews the performance of each director whose term is expiring and determines whether that director should be nominated for election to an additional term following an assessment of the director’s performance. If the Governance Committee or the Board decides to nominate a new candidate for election, the Governance Committee identifies the desired skills and experience of any new nominee in light of the criteria above.

In selecting Board nominees, the Governance Committee strives to maintain a board that reflects a diversity of experience and personal backgrounds. These criteria will vary over time depending on the needs of the Board. Accordingly, the Board may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.

If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to re-nominate a member for re-election, the Governance Committee will identify the desired skills and experience of a new nominee in light of the criteria above. Pursuant to our Corporate Governance Guidelines, any nominee in an election who fails to receive the required vote for re-election must tender such director’s irrevocable offer of resignation for consideration by the Governance Committee who will recommend to the Board the action to be taken.

Controlled Company Exemption

Because our controlling stockholder controls a majority of the voting power of our common stock, we are a “controlled company” for purposes of the listing standards of Nasdaq and the rules of the SEC. As a “controlled company”, exemptions under the listing standards of Nasdaq exempt us from certain of Nasdaq’s corporate governance requirements, including the following requirements:

•
that our Board be composed of a majority of “independent directors,” as defined under the rules of Nasdaq,
•
that our Compensation and Human Capital Committee (the “CHC Committee”) be composed entirely of independent directors, and
•
that our Governance Committee be composed entirely of independent directors.

We do not currently rely on the “controlled company” exemption. However, effective upon the conclusion of the Annual Meeting, we will rely on the “controlled company” exemption from the general Nasdaq requirement that our Board be composed of a majority of independent directors. The Board believes that utilizing this exemption is in the best interests of the Company and our stockholders at this time, providing a more cost-effective governance structure as we continue to execute our strategy to drive long-term growth. This approach enables us to focus our resources on growing the business and enhancing stockholder value while maintaining appropriate oversight. The Board regularly evaluates our governance structure and will continue to assess whether changes to our approach are warranted as the Company evolves.

However, currently, and effective upon the conclusion of the Annual Meeting, our CHC Committee and Governance Committee are, and will be continue to be, composed entirely of independent directors even though we are exempt from such Nasdaq requirements as a controlled company.

For so long as we are a “controlled company,” holders of our common stock may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements to the extent we elect to take advantage of these exemptions. In the event that we cease to be a “controlled company”, we will be required to comply with these provisions within the transition periods specified in the rules of Nasdaq. These exemptions do not modify the independence requirements for our Audit Committee, and we adhere to the member independence requirement for the Audit Committee.

Board Committees

Our Board has three standing committees: the Audit Committee, the CHC Committee and the Governance Committee. The Board also established the Special Committee in May 2024 to oversee certain matters, including the budget and use of funds under our credit agreements, material and non-ordinary course asset sales and other transactions and certain compensation matters. All the members of our Audit Committee, CHC Committee, Governance Committee and Special Committee are independent under applicable Nasdaq listing rules. In addition, all the members of our Audit Committee are currently independent under Section 10A-3 of the Exchange Act and will continue to be upon the conclusion of the Annual Meeting. The charter for each of the committees is available on our website at www.shimmick.com.

Each member of the Board attended 100% of the meetings of the Board (twelve meetings in 2024) and the committees on which he or she served in 2024. The following table shows the members of each committee as of the end of the 2024 fiscal year, as well as the number of meetings held during the 2024 fiscal year.

Name	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee	Special Committee
Geoffrey E. Heekin	-	Member	Chair	Berkshire Hathaway Designee
J. Brendan Herron(1)	Chair(2)	-	Member(3)	-
Carolyn L. Trabuco(1)	Member(4)	Chair(5)	-	-
Joseph A. Del Guercio	Member	Member	-	Corporate Designee
Peter Kravitz	-	-	Member	AECOM Designee
Meetings held in 2024	7	7	4	27

(1)
The terms of Mr. Herron and Ms. Trabuco will expire at the Annual Meeting.
(2)
Effective upon the conclusion of the Annual Meeting, Mr. Del Guercio will serve as the Audit Committee chair.
(3)
Effective upon the conclusion of the Annual Meeting, Mr. Del Guercio serve as a member of the Governance Committee.
(4)
Effective upon the conclusion of the Annual Meeting, Mr. Heekin serve as a member of the Audit Committee.
(5)
Effective upon the conclusion of the Annual Meeting, Mr. Kravitz will serve as the CHC Committee chair.

Board members are generally expected to attend our annual meeting of stockholders, either in person, by phone or by other remote communication. All of the current members of the Board that were directors on the date of the 2024 Annual Meeting of Stockholders were present at the 2024 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee assists the Board in overseeing: (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independence and qualifications of our independent registered public accounting firm, and (iv) the performance of our independent registered public accounting firm. The Audit Committee also reviews all related party transactions. Our Board has determined that each of Mr. Herron, Mr. Del Guercio and Ms. Trabuco is an audit committee financial expert within the meaning of the rules and regulations of the SEC. In addition, we must certify to Nasdaq that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our Board has determined that each of Mr. Herron’s, Mr. Del Guercio’s and Ms. Trabuco’s qualifications also satisfy Nasdaq’s definition of financial sophistication.

Compensation and Human Capital Committee

The CHC Committee reviews and approves the compensation of our Chief Executive Officer and our other executive officers and administers and makes recommendations to the Board with respect to the Shimmick Corporation 2023 Equity Incentive Plan (the “2023 Omnibus Incentive Plan”) and any other compensation plans. In performing these duties, the CHC Committee also evaluates the performance of our Chief Executive Officer and oversees the performance evaluation of our other executive officers and key employees. In addition, the CHC Committee oversees the Company’s human capital management, including the Company’s policies with respect to performance management, talent management, an inclusive and equitable work culture and the development and retention of the Company’s workforce.

Nominating and Corporate Governance Committee

The Governance Committee assists the Board in identifying candidates qualified to become members of our Board, recommending a slate of nominees for election by the stockholders, recommending committee assignments for directors to the Board, overseeing the evaluation of the Board and management and developing, updating and recommending to the Board appropriate corporate governance principles for the Company. In performing these duties, the Governance Committee also reviews and approves compensation for non-employee directors.

Special Committee

On May 20, 2024, we entered into a series of transactions (the “Transactions”) with AECOM and Berkshire Hathaway Specialty Insurance Company (“BHSI”). The Transactions included, among other things, entry into a $60 million revolving credit facility (the “Credit Agreement”), a mutual release and settlement of certain claims with AECOM and a corresponding agreement to issue 7,745,000 shares of our common stock to AECOM, termination of the Financing Agreement, dated March 26, 2024, with BHSI and amendments to our existing Revolving Credit Facility, dated March 27, 2023, with MidCap Financial Services, LLC.

In connection with the Transactions, we also entered into a side letter to the Credit Agreement, which provides for, among other things, establishment of a special committee of independent directors (the “Special Committee”). The Special Committee is tasked with, among other things, overseeing the budget and use of funds under the Credit Agreement, material and non-ordinary course asset sales and other transactions and certain compensation matters. The Special Committee is comprised of three independent directors, with each of Shimmick, AECOM and BHSI selecting one director. Mr. Herron, Mr. Kravitz and Mr. Heekin were selected to serve as the initial designees for Shimmick, AECOM and BHSI, respectively. In November 2024, Mr. Del Guercio was selected to replace Mr. Herron as the Shimmick designee.

Code of Ethics / Related Party Transaction Policy

Our Board adopted a code of ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. Our code of ethics prohibits all conflicts of interest unless they have been approved or ratified by a majority of the independent directors on our Board (or an authorized committee of our Board). This code of ethics is available on our website at www.shimmick.com, and we will disclose any future amendments or waivers of certain provisions of our code of ethics on our website in a Current Report on Form 8-K, as legally required.

The Company’s legal staff, in consultation with the Company’s finance team, determines, based on the facts and circumstances, whether each known transaction, arrangement and relationship in which the Company and a related party are participants constitutes a related parties transaction requiring compliance with our Related Party Transactions Policy. Our Related Party Transactions Policy provides that our Audit Committee must approve (or if the Audit Committee includes one or more directors with a material financial interest in the related party transaction, then the majority of the members of the Board who are not interested parties), in advance (to the extent feasible), all related party transactions involving any executive officer, Board member, Board nominee or beneficial owner of more than 5% of any class of the Company’s voting securities or their immediate family members or any entity in which any of the foregoing persons is employed or has a 5% or greater beneficial ownership interest. If advance approval is not feasible, then the related party transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairperson of the Audit Committee (as long as the Chairperson is not an interested party) subject to ratification of the transaction by the Audit Committee (or, if applicable, the disinterested directors). Current SEC rules define transactions with related parties to include any transaction, arrangement or relationship (i) in which the Company is a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. All related party transactions will be disclosed in our applicable SEC filings as required under SEC rules.

Board Role in Management of Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. Oversight and management are conducted primarily through the committees, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management and risk assessment function. In carrying out its responsibilities, the Audit Committee reviews our policies and processes with respect to risk assessment and risk management, and discusses with management and Deloitte our major financial and critical accounting practice risk exposures, as well as data privacy, security and cybersecurity risk exposure, and the steps management has taken to monitor and control such exposures. The Board believes that the administration of its risk oversight function has not affected its leadership structure.

Anti-Hedging Policy

Our directors and certain other senior officers are prohibited from pledging the Company’s securities as collateral for a loan or hedging Company securities. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any Company securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

Insider Trading Policy

We have adopted an insider trading policy (the “Insider Trading Policy”) that governs the purchase and sale of our securities by employees, directors, officers of Shimmick and its subsidiaries and certain other persons that are subject to the policy on account of having access to material nonpublic information. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the exchange listing standards applicable to us. Our Insider Trading Policy prohibits our employees, directors, officers and other persons subject to the policy from, either directly or indirectly through family members or other persons or entities, (i) engaging in or recommending to others transactions in securities while in possession of material, non-public information relating to the securities, whether the issuer of such security is Shimmick or any other company and (ii) directly or indirectly communicating material, nonpublic information to anyone outside of Shimmick (except in accordance with our policies regarding the protection or authorized external disclosure of our information) or to anyone within Shimmick other than on a need-to-know basis, among other things. In addition, it is our intent to comply with applicable laws and regulations relating to trading in our securities.

In addition to the above restrictions, our Insider Trading Policy requires that members of our Board and certain senior officers pre-clear every transaction involving our securities with our Corporate Secretary. Pre-clearance obligations apply to all transactions in the Company’s securities, including without limitation, acquisitions and dispositions of Shimmick stock and gifts. Additionally, members of our Board, certain of our officers and other employees with regular access to material, non-public information are prohibited from trading in Shimmick securities during certain blackout periods, except pursuant to a trading plan intended to comply with Securities and Exchange Commission (the “SEC”) Rule 10b5-1 that is entered into and maintained in compliance with our Insider Trading Policy and applicable law. The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report.

Practices Related to Timing of Equity Grants

Neither the Board nor the CHC Committee takes into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. During fiscal year 2024, we did not grant stock options to any executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that disclosed material non-public information.

Sustainability and Corporate Responsibility

Environmental

Our work contributes to addressing the nation’s need for reliable and resilient infrastructure, particularly in water end-markets. Our water infrastructure projects incorporate systems for treating and repurposing wastewater, which can help reduce strain on freshwater resources.

We also construct projects that are designed to protect regions from flooding. We build flood control systems to mitigate the impact of sea-level rise and flooding events on communities. Additionally, our work along the nation's inland waterways supports efficient transportation of goods.

Our projects are often constructed in environmentally sensitive areas and urban locations where minimizing negative impacts of construction on the community is a priority. Our Safety, Health, and Environmental (“SH&E”) program includes specific guidelines to protect people and the environment and minimize impacts of construction activities.

Social

Our focus on corporate responsibility is not limited to sustainability. We also prioritize social responsibility across our operations and deploy operational best practices across all of our projects.

•
Safety. Safety is a core Shimmick value. We begin meetings with safety messages and conduct training programs, which have contributed to safety performance at our worksites. All new employees undergo an initial safety orientation, and for certain types of projects, we conduct specific hazard training programs. Our project foremen and superintendents conduct weekly on-site safety meetings, and our safety inspectors make site safety inspections and perform assessments and training if infractions are discovered. In addition, our superintendents and project managers are required to complete an OSHA-approved safety course. Our incident rate is below industry average. For instance, according to the Bureau of Labor Statistics, the average rate of recordable incidents for the construction industry in 2023, the most recent data published, was 2.3 per 100 employees. Our average rate of recordable incidents for calendar year 2024 was 1.06 per 100 employees.
•
Harassment-Free Work Environment. We are committed to an inclusive and equitable workplace, with a culture where employees are treated with respect. All our employees are responsible for maintaining a respectful workplace free of unlawful discrimination, harassment, and retaliation. We maintain an ethics hotline that employees can use to report incidents confidentially and without fear of retaliation.
•
Business Partners. We regularly partner with disadvantaged business enterprises to provide subcontracting opportunities. We have a team of small business and diversity program managers. We provide an outreach program that includes a mentor-protégé program.

Governance

Our governance framework is designed to promote transparency, ethical conduct, and accountability. Our board of directors comprises directors who provide strategic guidance and oversight and our executive management team is responsible for implementing our governance principles.

Director Compensation

Annual Retainer

The annual retainer fees for fiscal 2024 for our non-executive directors are set forth below, payable in cash. We do not pay meeting fees to our non-employee directors. Annual retainer fees are payable quarterly in arrears.

•
An annual equity retainer of restricted stock units in the amount of $150,000;
•
$90,000 for each non-employee director;
•
an additional $25,000 for the Lead Director;
•
an additional $5,000 for the Chairman of the Governance Committee; $2,500 for each member;
•
an additional $5,000 for the Chairman of the CHC Committee; $2,500 for each member;
•
an additional $10,000 for the Chairman of the Audit Committee; $5,000 for each member, and
•
an additional $82,000 - $120,000 for each member of the Special Committee.

Expense Reimbursement

We reimburse directors for travel expenses related to attending Board and committee meetings and for other company related business. In certain circumstances, we may also invite director spouses to accompany directors to some of our Board meetings, for which we pay or reimburse travel expenses.

2024 Director Compensation

The following table sets forth the compensation paid in 2024 to each non-employee director.

Name	Fees earned or paid in cash ($)	Stock awards(1) (2) ($)	Total ($)
Geoffrey E. Heekin	$214,166	$149,999	$364,165
J. Brendan Herron	211,668	149,999	361,667
Carolyn L. Trabuco	102,500	149,999	252,499
Joseph A. Del Guercio	96,000	173,748	269,748
Peter Kravitz	187,500	149,999	337,499

(1)
The stock awards represent 84,269 restricted stock units awarded on the June 6, 2024 grant date at a closing share price of $1.78 per share.

(2)
Mr. Del Guercio elected to receive a portion of his cash fees in restricted stock units. Mr. Del Guercio received 15,127 restricted stock units on July 3, 2024 at a closing share price of $1.57 per share. The restricted stock units vested in full and settled into shares of common stock immediately on grant.

_________________________________________________________

proposal 2 - RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

_________________________________________________________

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Shimmick's independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Deloitte & Touche LLP (“Deloitte”) audited our consolidated financial statements for the 2024 and 2023 fiscal years. As discussed below, our Audit Committee, which has sole and direct responsibility for the appointment, compensation, oversight, evaluation, retention and termination of any independent registered public accounting firm engaged by the Company, considers Deloitte to be well qualified and has appointed Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2025. This proposal asks you to ratify the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

The Audit Committee, along with senior management, reviewed Deloitte’s performance as part of its consideration of whether to re-appoint Deloitte as our independent registered public accounting firm. As part of this review, the Audit Committee considered, among other things:

•
Deloitte’s independence and objectivity;
•
the communication and interaction with our Deloitte team over the course of the prior year,
•
the breadth and complexity of our business and its national footprint and the resulting demands placed on the auditing firm;
•
external data and management’s perception relating to the depth and breadth of Deloitte’s auditing qualification and experience;
•
Deloitte’s historical and recent performance; recent Public Company Accounting Oversight Board (United States) (“PCAOB”) inspection reports on the firm;
•
the length of time that Deloitte has served as our independent registered public accounting firm; the quantity and quality of Deloitte’s staff and national reach; the appropriateness of Deloitte’s fees;
•
and the potential impact of changing our independent registered public accounting firm.

The Audit Committee recognized the ability of Deloitte to provide both the necessary expertise to audit our business and the matching national footprint to audit the Company nationwide, as well as other factors, including the policies that Deloitte follows with respect to the rotation of its key audit personnel so that there is a new partner-in-charge at least every five years. The Audit Committee is involved in the selection of the new partner-in charge of the audit engagement when there is a rotation.

Based on the results of its review, the Audit Committee concluded that Deloitte is independent and objective and that it is in the best interests of the Company and its stockholders to appoint Deloitte to serve as the Company’s independent registered public accounting firm for Fiscal 2025. Consequently, the Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm for Fiscal 2025, and the Board is recommending that the Company’s stockholders ratify this appointment.

If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte but may, nonetheless, choose to retain Deloitte as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that such change would be in the best interests of the Company and its stockholders.

A representative of Deloitte is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Below is information on the fees billed for services rendered by Deloitte & Touche LLP, Shimmick’s independent registered public accounting firm, and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”), for the fiscal years ended January 3, 2025 and December 29, 2023.

Services Provided	2024	2023
Aggregate fees billed for services	$1,770,850	$2,707,250
Audit Fees (1)	1,770,850	1,387,250
Audit-Related Fees (2)	-	1,320,000

(1)
These professional services included fees associated with the audit of our annual financial statements and reviews of our quarterly financial statements.
(2)
These professional services included fees associated with our initial public offering in November 2023, including in relation to our registration statements on Form S-1 and S-8.

Required Vote

Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present, either in person or by proxy, at the Annual Meeting.

Recommendation of the Board of Directors

The Board unanimously recommends a vote “ FOR ” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal 2025.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Pre-Approval Policy of the Company provides that the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or amends such approval.

Pursuant to the Pre-Approval Policy, the Audit Committee may delegate pre-approval authority to the one or more members of the Audit Committee. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Deloitte during fiscal year 2024 requiring approval as described above.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the Listing Rules. The Audit Committee operates under a written charter approved by the Board of Directors and held seven meetings in fiscal 2024. A copy of the charter is available on the Company’s website at www.shimmick.com by choosing the “Investor Relations” link then clicking on the “Governance” section.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee both processes. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the January 3, 2025 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report.

The Audit Committee also has appointed, subject to stockholder ratification, Deloitte as the Company’s independent registered public accounting firm for Fiscal 2025.

Respectfully submitted,
Audit Committee

J. Brendan Herron, Chairman
Joseph A. Del Guercio
Carolyn L. Trabuco

_________________________________________________________

Executive Officers

_________________________________________________________

Set forth below is certain information relating to our current executive officers and key employees other than Mr. Yal and Mr. Goldsteen. Biographical information with respect to Mr. Yal and Mr. Goldsteen are set forth above under “Proposal 1 – Election of Directors.”

Todd Yoder, Chief Financial Officer

Age: 49

Mr. Yoder has served as our Chief Financial Officer since April 2025. Mr. Yoder previously served as Executive Vice President and Chief Financial Officer at S&B USA from September 2023 to April 2025. Prior to S&B, from May 2011 to September 2023, he served as a Corporate Finance Executive at Fluor Corporation working in global finance across business segments, including infrastructure, transportation, heavy civil, energy and chemicals, nuclear, government, mining and metals, advanced manufacturing, and life sciences. Prior to that, beginning in 2005, Mr. Yoder held finance leadership roles with Elevance Health, Zimmer Biomet, and Capitol Bancorp Ltd. Mr. Yoder has an undergraduate degree from both Indiana University and Goshen College and an MBA from the University of Notre Dame.

_________________________________________________________

Executive compensation

_________________________________________________________

2024 Summary Compensation Table

The following table sets forth the compensation earned by each of our Named Executive Officers ("NEOs") for 2024 and 2023.

Name and principal position	Year	Salary ($)	Bonus ($) (5)	RSU awards ($) (6)	Non-equity Incentive Plan compensation ($) (7)	All other compensation ($) (8)	Total ($)
Ural Yal - Chief Executive Officer(1)	2024	$46,154	$-	$1,000,000	$-	$-	$1,046,154
Amanda Mobley - Former Interim Chief Financial Officer(2)	2024	250,001	-	76,000	-	7,518	$333,519
Steven E. Richards - Former Chief Executive Officer(3)	2024	500,000	-	-	297,535	13,970	$811,505
	2023	500,000	1,282,051	-	-	29,606	$1,811,657
Devin J. Nordhagen - Former Executive Vice President,	2024	299,232	136,050	-	-	12,827	$448,109
Chief Financial Officer and Treasurer(4)	2023	350,000	1,282,051	-	-	52,601	$1,684,652
Mitchell B. Goldsteen - Executive Chairman	2024	400,005	-	-	-	-	$400,005
	2023	400,005	-	-	-	-	$400,005

(1)
Mr. Yal was appointed as Chief Executive Officer effective December 2, 2024. Pursuant to an offer letter, during fiscal year 2024, Mr. Yal received a prorated annual base salary of $800,000, a sign-on bonus consisting of a one-time grant of RSUs with a fair market of $400,000, which vests on December 2, 2025, and an annual grant of RSUs with a fair market value of $600,000, which vests in three equal installments on December 2, 2025, December 2, 2026 and December 2, 2027, each subject to Mr. Yal’s continued employment with the Company through the vesting date.
(2)
Ms. Mobley was appointed as Interim Chief Financial Officer effective June 18, 2024 and served in such capacity until April 14, 2025. Pursuant to the Retention Letter (as defined below), during fiscal year 2024, Ms. Mobley received a base salary of $20,833 per month and a one-time grant of 50,000 RSUs, which shall vest in full on August 10, 2026 subject to Ms. Mobley’s continued employment with the Company through the vesting date.
(3)
Mr. Richards retired from his role as Chief Executive Officer effective December 2, 2024. Pursuant to the Employment and Transition Agreement (as defined below), during fiscal year 2024, Mr. Richards continued to receive his existing base salary of $500,000 as well as certain benefits through the end of the fiscal year.
(4)
Mr. Nordhagen departed from his role as Chief Financial Officer effective June 18, 2024. Pursuant to the Separation Agreement (as defined below), during fiscal year 2024, Mr. Nordhagen continued to receive his annual base salary of $350,000 between June 19, 2024 and September 30, 2024, after which time Mr. Nordhagen received $10,000 per month through the end of the fiscal year subject to Mr. Nordhagen making himself reasonably available to answer questions and cooperate with Shimmick in order to facilitate the transition between officers. Mr. Nordhagen also remained eligible to participate in Shimmick’s employee benefit plans during fiscal year 2024.
(5)
Fiscal year 2024 amounts represent bonuses for Mr. Richards [under Shimmick’s Annual Incentive Bonus Plan] and for Mr. Nordhagen in association with an outstanding fiscal year 2022 bonus payment he was entitled to receive pursuant to the Separation Agreement he entered into with Shimmick in connection with his departure from Shimmick in June 2024. Fiscal year 2023 amounts represent bonuses for Mr. Richards and Mr. Nordhagen in association with the initial public offering in November 2023.
(6)
The amounts in this column represent the aggregate grant-date fair value of awards granted to each NEO, computed in accordance with the FASB’s Accounting Standards Codification (“ASC”) Topic 718. See Note 8 to our audited consolidated financial statements included in the Company’s Annual Report for a discussion of the assumptions made by us in determining the grant-date fair value of our equity awards.

(7)
Amounts represent annual cash bonuses earned by our NEOs under our annual cash bonus plan. No annual cash bonuses were received in 2023.
(8)
Amounts represent (i) 401(k) matching contributions earned by each NEO and (ii) the executive long-term disability premium paid on behalf of each NEO.

Benefits and Perquisites

We provide benefits to our NEOs on the same basis as provided to all of its employees for health, dental, and vision insurance; voluntary life and accidental death and dismemberment (“AD&D”) insurance; short-term disability insurance; and a tax-qualified Section 401(k) plan with a company match. In both fiscal years 2024 and 2023, we offered our NEOs a separate executive basic life and AD&D and long-term disability that differs from that offered to our non-executive employees. The executive basic life and AD&D coverage is 100% employer paid and is equal to 400% of annual earnings, up to a $2 million maximum. The executive long-term disability benefit is 100% employer paid. The month long-term disability benefit is 60% of the executive’s monthly pre-disability earnings, up to the maximum of $25,000, less deductible sources of income.

Retirement Benefits

We provide a tax-qualified Section 401(k) plan for all employees, including the NEOs. We provide an employer match of 50% of the employee’s contributions, up to a maximum of 3.5% employer match. We do not provide to employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans or non-qualified defined contribution plans.

Employment Agreements

Amanda Mobley Retention Letter

Shimmick appointed Ms. Mobley to serve as its Interim Chief Financial Officer, effective June 18, 2024. In connection with her appointment as Interim Chief Financial Officer, Ms. Mobley entered into a retention letter (the “Retention Letter”) with Shimmick regarding the terms of her employment as Interim Chief Financial Officer. Pursuant to the Retention Letter, Ms. Mobley received a (a) base salary of $20,833 per month, less applicable taxes and withholding, payable in accordance with Shimmick’s normal payroll cycle, (b) cash retention award of $75,000, to be paid in a lump sum no later than 30 days following June 20, 2025, subject to her continued employment with Shimmick, and (c) a one-time grant of 50,000 restricted stock units, which will vest in full on August 10, 2026. Ms. Mobley also become eligible to (a) participate in Shimmick’s 2024 Annual Incentive Program, pursuant to which she was eligible to receive a cash bonus based upon established performance goals and (b) enroll in Shimmick’s employee benefit plans. On April 14, 2025, Ms. Mobley stepped down from her role as Interim Chief Financial Officer and was appointed to Chief Accounting Officer.

Ural Yal Offer Letter

Shimmick appointed Mr. Yal to serve as its Chief Executive Officer, effective December 2, 2024. In connection with Mr. Yal’s appointment as Chief Executive Officer, Shimmick provided an offer letter, dated as of November 12, 2024, which provides for the following key compensation and benefits:

•
annual base salary of $800,000;
•
eligibility for an annual cash bonus under Shimmick’s Annual Incentive Bonus Plan with a target award equal to 120% of base salary and a guaranteed minimum award equal to 80% of base salary (the “2025 Minimum Bonus”), based upon annual performance targets established by the Board (or the CHC Committee thereof);
•
(i) a sign-on bonus consisting of a one-time grant of restricted stock units (“RSUs”) under the Shimmick’s Equity Incentive Plan (“EIP”) with a fair market value on the date of grant equal to $400,000 (the “Sign-On Bonus RSUs”) and (ii) an annual grant of RSUs under the EIP with a fair market value on the date of grant equal to $600,000 (the “Annual Grant RSUs”). The Sign-On Bonus RSUs will vest on December 2, 2025 and the Annual Grant RSUs will vest in three equal installments on December 2, 2025, December 2, 2026 and December 2, 2027, each subject to Mr. Yal’s continued employment with Shimmick through the vesting date; and
•
expense reimbursement and participation in Shimmick’s retirement, health and welfare, vacation and other benefit programs.

Potential Payments upon Termination or Change of Control

Our NEOs are not party to any agreement providing for payments or severance at, following, or in connection with any termination or change in control.

Devin Nordhagen Departure

On June 21, 2024, Shimmick announced the departure of Mr. Nordhagen from his position as Chief Financial Officer, effective June 18, 2024. In connection with Mr. Nordhagen’s departure, on June 20, 2024, Mr. Nordhagen and Shimmick entered into a separation agreement and general release (the “Separation Agreement”). To assist with the transition of the role of Chief Financial Officer following his termination, under the Separation Agreement, Mr. Nordhagen has provided, and will continue to provide, services to Shimmick from June 19, 2024 until April 1, 2025 or until earlier terminated by either party in accordance with the terms of the Separation Agreement (the “Transition Period”). Pursuant to the Separation Agreement, Mr. Nordhagen, among other things, (a) continued to receive his previous annual base salary of $350,000 between June 19, 2024 and September 30, 2024, after which time Mr. Nordhagen he has received and will continue to receive $10,000 per month until the end of the Transition Period, less applicable taxes and withholding, payable in accordance with Shimmick’s normal payroll cycle, (b) received an outstanding fiscal year 2022 bonus payment of $136,050 and (c) will receive a cash severance payment of $25,000, to be paid on at the end of the Transition Period. Mr. Nordhagen also remains eligible to participate in Shimmick’s employee benefit plans and his outstanding equity awards have and will continue to vest according to their terms.

Steven Richards Retirement

Mr. Richards retired as Chief Executive Officer of Shimmick, effective December 2, 2024. In connection with Mr. Richards’ retirement, Shimmick and Mr. Richards entered into an Employment and Transition Agreement, dated November 12, 2024 (the “Employment and Transition Agreement”), pursuant to which Mr. Richards remained Chief Executive Officer of Shimmick until December 2, 2024 and has served as Emeritus CEO to Shimmick since December 2, 2024 and will continue to serve in such capacity until the Annual Meeting (the “Transition Period”). Pursuant to the Employment and Transition Agreement, Mr. Richards is entitled to the following: (i) continuation of his existing base salary ($500,000 per annum) through the end of the Transition Period; (ii) continued eligibility to receive the full target bonus under the Company’s Annual Incentive Bonus Plan for the fiscal year ending January 3, 2025 and a pro rata target bonus for the fiscal year ending January 2, 2026; (iii) continued vesting of all outstanding equity incentive awards through the final vesting date of such awards and continued exercisability of all outstanding stock option awards that are or become vested during the Transition Period through the end of the full initial term of such options as if Mr. Richards remained employed with Shimmick through such dates; and (iv) continuation of certain other benefits through the end of the Transition Period.

Outstanding Equity Awards at January 3, 2025

The following table provides information about the outstanding option awards held by our NEOs as of January 3, 2025. All awards were granted under the SCCI National Holdings, Inc. 2021 Stock Plan (the “2021 Stock Plan”).

		Option Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven E. Richards	May 6, 2021	735,999	85,581	$1.26	May 5, 2031
Devin J. Nordhagen	May 6, 2021	1,067,198	124,093	1.26	May 5, 2031

(1)
25% of the stock options granted to our NEOs in May 2021 vested on May 6, 2022 and the remainder vests in thirty-six substantially equal monthly installments on the last day of each full calendar month following May 6, 2022. Based on 409A analysis done in 2022, the Board of Directors approved, effective August 8, 2022, a change in the strike price of all outstanding stock options from a strike price of $3.06 to $1.26. All other provisions remained unchanged.

The following table provides information about the outstanding restricted stock unit awards held by our NEOs as of January 3, 2025. All awards were granted under the Shimmick Corporation 2023 Equity Incentive Plan (the “2023 Omnibus Incentive Plan”).

		Restricted Stock Unit Awards
Name	Grant Date	Number of Restricted Stock Units that have not Vested (#)	Market Value of Restricted Stock Units that have not Vested ($)(3)	Equity Incentive Plan Awards # of Unearned Shares, Units or Other Rights that have not Vested (#)
Ural Yal	December 2, 2024	180,180(1)	$533,333	$-
Ural Yal	December 2, 2024	270,270(1)	799,999	-
Amanda Mobley	June 21, 2024	50,000(2)	148,000	-

(1)
The restricted stock units were granted on December 2, 2024 in two tranches associated with (i) a sign-on bonus consisting of a one-time grant of 180,180 restricted stock units, which will vest in full on December 2, 2025, and (ii) a grant of 270,270 restricted stock units, which will vest in three equal installments on December 2, 2025, December 2, 2026 and December 2, 2027, each of which are subject to Mr. Yal’s continued employment with Shimmick through the vesting date.
(2)
The restricted stock units were granted on June 21, 2024 and will vest in full on August 20, 2026, subject to Ms. Mobley’s continued employment with Shimmick through the vesting date.
(3)
Based on the closing price of Shimmick stock on January 3, 2025 ($2.96), the final trading day of the 2024 fiscal year.

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SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

_______________________________________________________

The following table sets forth information, as of January 3, 2025, with respect to our compensation plans under which common stock is authorized for issuance, which consist of our 2023 Omnibus Incentive Plan and 2021 Stock Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (C)
2023 Omnibus Incentive Plan	2,617,110	$2.88	1,304,472
2021 Stock Plan	3,337,150	1.26	1,126,136
Equity Compensation Plans Not Approved by Stockholders	-	-	-

_________________________________________________________

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

_________________________________________________________

Principal Holders of Stock

The following table shows the number of shares of common stock held by all persons who are known by us to beneficially own or exercise voting or dispositive control over more than five percent of our outstanding common stock based on the latest reporting with the SEC:

	Shares Beneficially Owned
Name and Address of Owner	Number	Percent(1)
GOHO, LLC
530 Technology Drive, Suite 300 Irvine, CA 92618	21,520,975(2)	62.7%
AECOM
13355 Noel Road Dallas, TX 75240	6,708,051	19.5%

(1)
The percentages reported are based on 34,370,871 shares of common stock outstanding as of April 22, 2025. The percentages are also based on any securities of which each person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. An “*” indicates less than 1% ownership.
(2)
Based on a Schedule 13G filed by GOHO, LLC (“GOHO”) on February 9, 2024 and a subsequent Form 4 filed by Mr. Goldsteen on April 18, 2025, GOHO has sole voting power with respect to 0 shares is beneficially owns and has sole dispositive power with respect to 0 shares it beneficially owns. GOHO has shared voting power with respect to 21,520,975 shares it beneficially owns and shared dispositive power with respect to 21,520,975 shares it beneficially owns.
(3)
Based on a Schedule 13D/A filed by AECOM on September 27, 2024, AECOM has sole voting power with respect to 6,714,448 shares is beneficially owns and has sole dispositive power with respect to 6,714,448 shares it beneficially owns. AECOM has shared voting power with respect to 0 shares it beneficially owns and shared dispositive power with respect to 0 shares it beneficially owns.

Common Stock Ownership by Directors and Executive Officers

The following table sets forth the number of shares of our common stock beneficially owned by the current directors, the NEOs and the directors and all executive officers as a group, based on the latest reporting with the SEC.

	Shares Beneficially Owned
Directors and Named Executive Officers	Number(1)	Percent(2)
Mitchell B. Goldsteen(3)	21,520,975	62.6%
Steven Richards	964,437	2.8%
Devin J. Nordhagen	1,334,148	3.9%
Ural Yal	-	*
Amanda Mobley	-	*
Carolyn L. Trabuco	108,778	*
Geoffrey E. Heekin	108,778	*
J. Brendan Herron	155,778	*
Joseph A. Del Guercio	123,905	*
Peter Kravitz	84,269	*
All directors and current executive officers as a group (9 persons)	23,066,920	67.1%

The address of each director and executive officer in this table is c/o Shimmick Corporation, 530 Technology Drive, Suite 300, Irvine, CA 92618.

(1)
Each director and executive officer listed has sole or shared voting and dispositive power over the shares listed.
(2)
The percentages reported are based on 34,370,871 shares of common stock outstanding as of April 22, 2025. The percentages are also based on any securities of which each person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. An “*” indicates less than 1% ownership.
(3)
Mr. Goldsteen owns the securities indirectly through GOHO, of which Mr. Goldsteen is the sole managing member. Because Mr. Goldsteen, through his control of the sole managing member of GOHO, has shared voting or dispositive power over all shares beneficially owned by GOHO, he may be deemed to have beneficial ownership of all of these shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers, among others, to file forms with the SEC to report their ownership of our stock and any changes in ownership. Based on our review of reports filed with the SEC and related written representations, we believe that all of the required reports for our directors, officers and beneficial owners of more than 10% of our Common Stock were filed on a timely basis under Section 16(a) for 2024, with the exception of (i) a Form 3 filed late on June 3, 2024, the initial beneficial ownership for Mr. Kravitz, (ii) a Form 4 filed late on June 18, 2024 reporting an award for Mr. Kravitz, (iii) a Form 4 filed late on June 18, 2024 reporting an award for Mr. Del Guercio, (iv) a Form 4 filed late on June 18, 2024 reporting an award for Mr. Herron, (v) a Form 4 filed late on June 18, 2024 reporting an award for Ms. Trabuco, (vi) a Form 4 filed late on June 18, 2024 reporting an award for Mr. Heekin and (vii) a Form 4 filed late on June 27, 2024 reporting an award for Ms. Mobley.

_________________________________________________________

other matters

_________________________________________________________

Stockholder Proposals for 2026 Annual Meeting of Stockholders

Stockholder proposals should be sent to us via certified mail at Shimmick Corporation, 530 Technology Drive, Suite 300, Irvine, CA 92618, Attention: John P. Carpenter, Executive Vice President & General Counsel. To be considered for inclusion in our proxy statement for the 2025 annual meeting of stockholders, the deadline for submission of stockholder proposals, pursuant to Rule 14a-8 of the Exchange Act, is December 26, 2025.

Additionally, pursuant to our Bylaws, we must receive notice of any stockholder proposal or director nomination to be submitted at the 2025 annual meeting of stockholders, but not required to be included in our proxy statement, no earlier than February 4, 2026 and no later than March 6, 2026 (the “Advance Notice Deadline”) with respect to such proposal. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must set forth the information required by Rule 14a-19 under the Exchange Act when providing notice to the Company no later than the Advance Notice Deadline. Any director nomination must contain the information specified in our Bylaws.

List of Stockholders Entitled to Vote at the Annual Meeting

The names of stockholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

Communication with Shimmick's Board of Directors

Any stockholder or other interested party who desires to contact any member of the Board may do so in one of the following three ways:

•
electronically by sending an e-mail to the following address: IR@shimmick.com;
•
in writing to the following address: Board of Directors, Shimmick Corporation, 530 Technology Drive, Suite 300, Irvine, CA 92618;
•
or by telephone at (949) 704-2350.

Communications relating to relevant business matters are distributed by the Corporate Secretary to the members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, any complaints regarding accounting, internal accounting controls and auditing matters would be forwarded by the Corporate Secretary to the Chairman of the Audit Committee for review.

Available Information

We maintain an Internet website at www.shimmick.com. Copies of the Committee charters of each of the Audit Committee, CHC Committee and Governance Committee, together with certain other corporate governance materials, including our Corporate Governance Guidelines and Code of Business Conduct and Ethics, can be found under the Investor Relations –Governance section of our website located at www.shimmick.com, and such information is also available in print to any stockholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2024 Annual Report, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor Relations SEC Filings section of our website, located at www.shimmick.com. A request for a copy of such report should be directed to Shimmick Corporation, 530 Technology Drive, Suite 300, Irvine, CA 92618, Attn: Investor

Relations. A copy of any exhibit to the 2024 Annual Report will be forwarded following receipt of a written request with respect thereto addressed to Investor Relations.

Electronic Delivery

This year we have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you electronically. We believe electronic delivery will expedite stockholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about April 25, 2025. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our Corporate Secretary at Shimmick Corporation, 530 Technology Drive, Suite 300, Irvine, CA 92618, (949) 704-2350.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact our Corporate Secretary as indicated above. Beneficial owners of shares can request information about householding from their nominee.

Shimmick Corporation 530 Technology Drive, Suite 300 Irvine, CA 92618

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SHIM2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

Shimmick Corporation

The Board of Directors recommends you vote FOR all 6 nominees listed and FOR proposal 2.

1.	Election of Directors - Nominees for a one-year term of office expiring at the 2026 Annual Meeting or until his successor is elected and qualified:

		For	Against	Abstain
Nominees:

	1a. Mitchell B. Goldsteen	☐	☐

	1b. Joseph A. Del Guercio	☐	☐

	1c. Geoffrey E. Heekin	☐	☐

	1d. Peter Kravitz	☐	☐

	1e. Steven E. Richards	☐	☐

	1f. Ural Yal	☐	☐

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 2, 2026.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

Shimmick Corporation

Proxy for Annual Meeting of Stockholders

Wednesday, June 4, 2025 at 11:00 a.m. Eastern Time

This proxy is solicited on behalf of the Board of Directors of the Company

The undersigned hereby appoints Ural Yal and John P. Carpenter, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Shimmick Corporation. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2025 Annual Meeting of Stockholders of the company to be held online at www.virtualshareholdermeeting.com/SHIM2025 at 11:00 a.m. Eastern Time on June 4, 2025, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted "FOR" the election of the nominees listed on the reverse side for the Board of Directors, and "FOR" Proposal 2. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)